Exhibit 32.4
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned officer of Boston Properties, Inc., the sole general partner of Boston Properties Limited Partnership (the “Operating Partnership”), hereby certifies to his knowledge that the Operating Partnership's Annual Report on Form 10-K for the period ended December 31, 2020 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership. This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 regardless of any general incorporation language in such filing.
Date: February 26, 2021

/s/ MICHAEL E. LABELLE
Michael E. LaBelle Chief Financial Officer of Boston Properties, Inc. General Partner of Boston Properties Limited Partnership